EXHIBIT 32

SECTION 1350 CERTIFICATIONS

The undersigned hereby certify that the annual report on Form 10-K of Insight Communications Company, Inc. (the “Registrant”) for the year ended December 31, 2004, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

/s/ Michael S. Willner
Michael S. Willner
Vice Chairman, President and
Chief Executive Officer
March 16, 2005

/s/ John Abbot
John Abbot
Senior Vice President and
Chief Financial Officer
March 16, 2005